UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2007

ValueVision Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota		55344-3433
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(952) 943-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.02 Results of Operations and Financial Condition.

On May 21, 2007, we issued a press release discussing our results of operations and financial condition for our fiscal quarter ended May 5, 2007. A copy of the press release is furnished as Exhibit 99 hereto.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 21, 2007, we initiated a restructuring of our operations that includes a 12% reduction in our salaried workforce, a consolidation of our distribution operations into a single warehouse facility, the closure of our two outlet stores and other cost saving measures with the intent of simplifying our structure by streamlining the corporate organization and reducing operating costs. We expect these changes to generate on-going, annualized savings of more than $10 million. These reductions, which were announced May 21, 2007 at our Eden Prairie headquarters, are being implemented immediately.

We expect to incur restructuring charges of $2 - $3 million as a result of these actions. We expect $1.7 million of these expenditures to relate to employee termination costs, $160,000 of these expenditures to relate to employee retention costs and $350,000 of these expenditures to relate to the closing of our Eden Prairie, MN distribution center, all of which will be cash expenditures. We also anticipate that $275,000 of these charges to relate to asset write downs related to the closing of two outlet stores, which will be a non-cash expense. We also expect to incur approximately $930,000 in cash expenses relating to capital investments in our Bowling Green, KY distribution center. We expect there to be no other significant cash costs and no other non-cash impairment costs associated with this restructuring initiative.

Item 2.06 Material Impairments.

The information provided in Item 2.05 is hereby incorporated by reference into this Item 2.06. We estimated our impairment charges in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets."

Item 7.01 Regulation FD Disclosure.

The following information is furnished on this Current Report.

On May 21, 2007, we issued a press release announcing that our board of directors has authorized a new stock repurchase program. A copy of the press release is furnished herewith as Exhibit 99 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99 Press Release dated May 21, 2007

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.

May 22, 2007	By:	Nathan E. Fagre

Name: Nathan E. Fagre
Title: Seniore Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99	Press Release dated May 21, 2007